UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2010
Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 278-0440
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Employment Arrangements for Kenneth J. LeStrange
On February 17, 2010, Kenneth J. LeStrange notified the Board of Directors of Endurance Specialty Holdings Ltd. (the “Company”) that he would retire from his role as President and Chief Executive Officer of the Company effective as of March 1, 2010 and that he would continue in the role of Chairman of the Board of the Company until March 2, 2011. The Company and Mr. LeStrange are in the process of negotiating a new employment agreement with respect to Mr. LeStrange’s position as Chairman of the Board of Directors of the Company.
Amended and Restated Employment Agreements for David S. Cash and William M. Jewett
On February 18, 2010, in connection with the retirement of Mr. LeStrange from the positions of Chief Executive Officer and President and the appointment of David S. Cash as Chief Executive Officer and William M. Jewett as President, the Company entered into amended and restated employment agreements with Messrs. Cash and Jewett, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference (each, an “Amended Employment Agreement”).
Each Amended Employment Agreement is substantially the same as the form of executive employment agreement previously filed by the Company on Current Report on Form 8-K dated May 4, 2009, other than changes to the roles of the relevant executive, modifications to the definitions of the non-competition period and change of control, and revised compensation and payments upon separation of the executive’s service from the Company.
Mr. Cash’s Amended Employment Agreement is for a one year term, followed by automatic one-year renewals unless notice of separation from service is provided by the Company or the executive at least 90 days prior to the end of the term. Mr. Jewett’s Amended and Restated Employment Agreement runs through November 12, 2010, at which time it is then automatically renewed for one-year renewals unless notice of separation from service is provided by the Company or the executive at least 90 days prior to the end of the term. Each Amended Employment Agreement specifies for the executive an annual base salary, subject to increase in the discretion of the Board of Directors of the Company. Each Amended Employment Agreement also provides the executive with the opportunity to earn annual cash incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The Amended Employment Agreement provides for reimbursement for housing expenses for both executives, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements for Mr. Jewett.

Under each Amended Employment Agreement, the Company may separate an executive’s service from the Company as a result of disability, for cause or without cause. An executive may separate his service from the Company at any time, with or without good reason. An executive’s service from the Company will automatically be severed upon the executive’s death.
Under each Amended Employment Agreement, in the event of separation of an executive’s service from the Company, the executive will be entitled to severance which, depending upon the circumstances of the executive’s separation, may include accrued base salary through the date of separation, earned and unpaid annual incentive compensation, a continuation or lump sump payment of additional base salary of varying duration, depending upon circumstances, additional annual incentive compensation, payments in lieu of unvested long-term incentive compensation, a continuation of medical and life insurance benefits for up to one year, accrued and unpaid vacation days, reimbursement of business, tax preparation and housing expenses and other employee benefits to which employees of the Company are generally entitled.
Under each Amended Employment Agreement, each executive is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Cash’s non-competition and non-solicitation obligations extend for one year following separation from service, while Mr. Jewett’s non-competition and non-solicitation obligations extend for six months after separation from service.
Concurrent with the execution of each Amended Employment Agreement, the Company entered into new indemnification agreements with Messrs. Cash and Jewett. A copy of the form of indemnification agreement (the “Indemnification Agreement”) is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Each Indemnification Agreement provides that the Company will indemnify the executive to the full extent permitted by Bermuda law. In addition, each Indemnification Agreement provides for the reimbursement by the Company of an executive’s expenses related to the defense of claims arising from the executive’s services as a director, officer, employee, agent or fiduciary of the Company. In the event indemnification is unavailable to an executive, each Indemnification Agreement specifies contribution. Under each Indemnification Agreement, an executive’s right to indemnification is terminated in the event the claim arises from the executive’s fraud or dishonesty in relation to the Company. In addition, an executive’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.
Each Indemnification Agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by the Company, the procedure for the determination of an executive’s entitlement to indemnification by the Company and the procedures to be followed in connection with the defense of third party claims subject to indemnification.
The foregoing summaries of the terms of the Amended Employment Agreements and the Indemnification Agreements do not purport to be complete and are qualified in their entirety by reference to the Amended Employment Agreements and Form of Indemnification Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.
Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.
(b) On February 17, 2010, Kenneth J. LeStrange notified Endurance Specialty Holdings Ltd. (the “Company”) that he will retire as President and Chief Executive Officer of the Company effective March 1, 2010 and will continue as Chairman of the Board of Directors of the Company until March 2, 2011.
(c) Effective March 1, 2010, Davis S. Cash, age 45, will become Chief Executive Officer of the Company. Mr. Cash has been with the Company since its founding in 2001, serving as the Company’s Chief Actuary/Chief Risk Officer, President of the Company’s Bermuda operating company and, most recently, as the Company’s Chief Underwriting Officer. Mr. Cash previously worked for various Zurich Financial Services subsidiaries and prior to that served as a consulting actuary at Tillinghast-Towers Perrin. Mr. Cash received an Msc. in mathematics from Oxford University, which he attended as a Rhodes Scholar. Mr. Cash, a native of Bermuda, is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
Also effective March 1, 2010, William M. Jewett, age 52, will become President of the Company. Mr. Jewett joined the Company in December 2002. During his time at the Company, Mr. Jewett has served as President and Chief Executive Officer of Worldwide Reinsurance and President of the Company’s U.S. reinsurance subsidiary, Endurance Reinsurance Corporation of America. Mr. Jewett was previously affiliated with Converium Reinsurance (North America), Centre Reinsurance Company of New York, NAC Re and Prudential Re. Mr. Jewett holds an A.B., magna cum laude, from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania.
Messrs. Cash and Jewett will be nominated for election to the Company’s Board of Directors at the Company’s Annual General Meeting of Shareholders to be held in May 2010.
In connection with the foregoing appointments, on February 18, 2010 the Company entered into amended and restated employment agreements and indemnification agreements with Messrs. Cash and Jewett. Copies of the amended and restated employment agreements (the “Amended Employment Agreements”) are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. A copy of the form of indemnification agreement (the “Indemnification Agreement”) is attached hereto as Exhibit 10.3 and is incorporated herein by reference. Descriptions of the Amended Employment Agreements and of the Indemnification Agreement set forth in Item 1.01 of this report are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On February 18, 2010, the Company issued a press release relating to the appointment of Mr. Cash as Chief Executive Officer and Mr. Jewett as President and the retirement of Mr. LeStrange from the positions of Chief Executive Officer and President and the continuation of Mr. LeStrange in the role of Chairman of the Board until March 2, 2011. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

10.1	Amended and Restated Employment Agreement, dated February 18, 2010, by and between the Company and Mr. David Cash
10.2	Amended and Restated Employment Agreement, dated February 18, 2010, by and between the Company and Mr. William Jewett
10.3	Form of Indemnification Agreement
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: February 23, 2010

By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 18, 2010, by and between the Company and Mr. David Cash
10.2	Amended and Restated Employment Agreement, dated February 18, 2010, by and between the Company and Mr. William Jewett
10.3	Form of Indemnification Agreement
99.1	Press Release